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                               EXHIBIT 11
              CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES
         COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                   (in thousands, except per share data)
                              (unaudited)
                                                               For the Nine Months Ended November 30,
                                                           ----------------------------------------------
                                                                    1996                     1995
                                                           ---------------------    ---------------------
                                                                         Fully                    Fully
Net income per common and common equivalent share:          Primary     Diluted      Primary     Diluted
                                                           ---------   ---------    ---------   ---------
Net income available to common and common equivalent
 shares                                                    $  21,753   $  21,753    $  31,112   $  31,112
Adjustments                                                     -           -            -           -
                                                           ---------   ---------    ---------   ---------
Net income available to common and common equivalent
 shares                                                    $  21,753   $  21,753    $  31,112   $  31,112
                                                           =========   =========    =========   =========
Shares:
Weighted average common shares outstanding                    19,482      19,482       19,577      19,577
Adjustments:
 (1) Assumed exercise of incentive stock options                 363         363          282         282
 (2) Assumed exercise of stock options                            20          20          180         180
                                                           ---------   ---------    ---------   ---------
Weighted average common and common equivalent shares
 outstanding                                                  19,865      19,865       20,039      20,039
                                                           =========   =========    =========   =========
Net income per common and common equivalent share          $    1.10   $    1.10    $    1.55   $    1.55
                                                           =========   =========    =========   =========

                                                              For the Three Months Ended November 30,
                                                           ----------------------------------------------
                                                                    1996                     1995
                                                           ---------------------    ---------------------
                                                                         Fully                    Fully
Net income per common and common equivalent share:          Primary     Diluted      Primary     Diluted
                                                           ---------   ---------    ---------   ---------
Net income available to common and common equivalent
 shares                                                    $   8,311   $   8,311    $  10,412   $  10,412
Adjustments                                                     -           -            -           -
                                                           ---------   ---------    ---------   ---------
Net income available to common and common equivalent
 shares                                                    $   8,311   $   8,311    $  10,412   $  10,412
                                                           =========   =========    =========   =========
Shares:
Weighted average common shares outstanding                    19,337      19,337       19,605      19,605
Adjustments:
 (1) Assumed exercise of incentive stock options                 275         431          297         297
 (2) Assumed exercise of stock options                             6          11          202         202
                                                           ---------   ---------    ---------   ---------
Weighted average common and common equivalent shares
 outstanding                                                  19,618      19,779       20,104      20,104
                                                           =========   =========    =========   =========
Net income per common and common equivalent share          $     .42   $     .42    $     .52   $     .52
                                                           =========   =========    =========   =========

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